Exhibit 2.34

FIFTH SUPPLEMENTAL INDENTURE

Fifth Supplemental Indenture (this “Fifth Supplemental Indenture”), dated as of September 20, 2010, among Battle River Terminal ULC, an Alberta unlimited liability corporation (the “Guaranteeing Subsidiary”), a subsidiary of Gibson Energy ULC, an Alberta unlimited liability corporation (the “Company”), the Company, GEP Midstream Finance Corp., an Alberta corporation (the “Finance Corp.”), the Guarantors (as defined in the Indenture referred to herein), BNY Trust Company of Canada, as collateral agent under the Indenture referred to below and the Collateral Documents, and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, Finance Corp. and the Guarantors have heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (the “Indenture”), dated as of May 27, 2009, providing for the issuance of 11.75% First Lien Senior Secured Notes due 2014 (the “Notes”), as supplemented;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth therein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Fifth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company, Finance Corp., the Guarantors, the Collateral Agent and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT OF U.S. SUBSIDIARIES TO GUARANTEE.  The Guaranteeing Subsidiary, if it is a U.S. Subsidiary, hereby agrees to and does hereby provide an unconditional guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.             NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company, Finance Corp., the Guarantors or any Guaranteeing Subsidiary under the Notes, the Guarantee, the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture or this Fifth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws.

4.             NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.             COUNTERPARTS.  The parties may sign any number of copies of this Fifth Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             THE TRUSTEE AND THE COLLATERAL AGENT.  Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the Company, Finance Corp. and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  September 20, 2010

BATTLE RIVER TERMINAL ULC

By:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President, Finance and Chief Financial Officer

GIBSON ENERGY ULC

By:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President, Finance and Chief Financial Officer

GEP MIDSTREAM FINANCE CORP.

By:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President, Finance and Chief Financial Officer

GUARANTORS:

GIBSON ENERGY (U.S.) INC.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

LINK PETROLEUM, INC.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON ENERGY HOLDING ULC

[Fifth Supplemental Indenture Signature Page]

By:	/s/ Richard G. Taylor
Authorized Signing Officer

MOOSE JAW REFINERY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

MOOSE JAW REFINERY ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

CANWEST PROPANE PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

CANWEST PROPANE ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

MP ENERGY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

MP ENERGY ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

[Fifth Supplemental Indenture Signature Page]

GIBSON ENERGY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GEP ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

LINK PETROLEUM SERVICES LTD.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

CHIEF HAULING CONTRACTORS ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON GCC INC.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

BATTLE RIVER TERMINAL LP
by its general partner,
Battle River Terminal GP Inc.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

[Fifth Supplemental Indenture Signature Page]

BATTLE RIVER TERMINAL GP INC.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

BRIDGE CREEK TRUCKING LTD.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

JOHNSTONE TANK TRUCKING LTD.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

AARCAM PROPANE & CONSTRUCTION HEAT LTD.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON (U.S.) ACQUISITIONCO CORP.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON (U.S.) FINCO CORP.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON (U.S.) HOLDCO CORP.

By:	/s/ Richard G. Taylor

[Fifth Supplemental Indenture Signature Page]

Authorized Signing Officer

GIBSON FINANCE LTD.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

TAYLOR COMPANIES, LLC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

TPG TRANSPORT, LLC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

TPG LEASING, LLC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

TAYLOR TRANSFER SERVICES, LLC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

TAYLOR GAS LIQUIDS, LLC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

[Fifth Supplemental Indenture Signature Page]

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Lici Zhu
Name: Lici Zhu
Title: Senior Associate

BNY TRUST COMPANY OF CANADA,
as Collateral Agent

By:	/s/ Farhan Mir
Name: Farhan Mir
Title: Authorized Signatory

[Fifth Supplemental Indenture Signature Page]